SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                February 25, 1998
                                -----------------
                                (Date of Report)


                                 ENTROPIN, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


          Colorado                    33-23693                   84-1090424
----------------------------        ------------             -------------------
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)             Identification No.)


                       45926 Oasis Street, Indio, CA 92201
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (760) 347-3369
               ---------------------------------------------------
               (Registrant's telephone number including area code)

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On February 25, 1998, the Registrant issued the following press release:

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE


                ENTROPIN(R), INC. ANNOUNCES COMPLETION OF MERGER


Indio, CA, February 25, 1998 - Entropin(R), Inc. (OTC Board: ETPN), announced today that it has become a public company by completion of a merger with Vanden Capital Group, Inc. Entropin(R), Inc. is a pharmaceutical research and development company. Its initial product, Esterom(R), is beginning the final U.S. Food and Drug Administration's clinical study phase, Phase III, and when satisfactorily completed a New Drug Application will be filed with the FDA.

Entropin(R)'s Chairman of the reorganized Board of Directors, Dr. Higgins D. Bailey, stated: "We are extremely pleased with the completion of our recent acquisition and the greater opportunity to now introduce our Company and its product, Esterom(R), to the medical and financial communities."

Esterom(R) is a topically applied compound for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulders. The results of the Phase I and II studies indicate that the drug is safe and effective. Clinicians and scientists who have helped develop Esterom(R) indicate that its unique mechanism of action is yet to be defined. There are other medical applications for Esterom(R) to be explored and marketed.

The range of motion of the two conditions tested (acute lower back sprain and acute painful shoulder) by the topical application of Esterom(R) were improved significantly when compared with patients receiving a placebo. These two conditions affect about one hundred million Americans each year and represent a substantial domestic market. While palliative treatment is available, there is no effective drug therapy recognized for acute back strain today. The domestic and international veterinary market is yet to be explored.

Lowell M. Somers, MD., invented Esterom(R). Dr. Somers and James E. Wynn, Ph.D., primary scientific investigator identified three new molecules which serve as the basis for seven U.S. patents owned by Entropin(R). Approximately eighteen years of patent protection remains. Patent applications have been filed in foreign countries providing protection for about 90% of the world wide human medicinal market.

Entropin(R) is in the process of expanding its Board by adding outside Directors from the business, scientific, and medical communities. Future plans include the research and development of additional drugs related to Esterom(R)'s technology in addition to others.

This announcement contains various "forward-looking statements" within the meaning of Federal Securities Laws. Investors and potential investors should recognize that such statements express expectations which may or may not occur. Whether such expectations occur is subject to uncertainty caused, among other things, by factors that are beyond the control of Entropin(R)'s management or other unforeseeable influences unknown at this time. Investors are urged to be cautious in assessing the impact of such "forward-looking statements".

For further information call Michael Underwood at (303)-534-1119.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: February 27, 1998           ENTROPIN, INC.


                                  By  /s/ Higgins D. Bailey
                                    --------------------------------------------
                                      Higgins D. Bailey
                                      Chairman of the Board of Directors